SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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THE STRIDE RITE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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191 Spring Street

P.O. Box 9191

Lexington, Massachusetts 02420-9191

February 25, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of The Stride Rite Corporation. This year’s meeting will be held on Thursday, April 14, 2005, at 10:00 a.m., local time, at our corporate headquarters, 191 Spring Street, Lexington, Massachusetts.

The enclosed notice of the meeting, the proxy statement and the proxy card describe the matters to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of The Stride Rite Corporation by voting on the matters described in the enclosed proxy statement.

We hope that you will be able to attend the meeting. The agenda for the meeting includes proposals regarding (1) the election of three Class III directors and (2) the ratification of PricewaterhouseCoopers LLP as auditors of The Stride Rite Corporation for the current fiscal year. The Board of Directors recommends that you vote FOR the election of its slate of nominees for director, and FOR the ratification of PricewaterhouseCoopers LLP as auditors of The Stride Rite Corporation. At the meeting we will also review our operations, report on fiscal 2004 financial results and discuss our plans for the future. Our directors and management team will be available to answer questions.

Please refer to the enclosed proxy statement for detailed information on each of the proposals. Your vote is important. Whether you plan to attend the meeting or not, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

DAVID M. CHAMBERLAIN Chairman of the Board of Directors and Chief Executive Officer

THE STRIDE RITE CORPORATION

191 Spring Street

P.O. Box 9191

Lexington, Massachusetts 02420-9191

NOTICE OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 14, 2005

NOTICE IS HEREBY GIVEN that the 2005 annual meeting of shareholders of The Stride Rite Corporation will be held on Thursday, April 14, 2005, at 10:00 a.m., local time, at its corporate headquarters, 191 Spring Street, Lexington, Massachusetts. At the annual meeting, shareholders will vote on the following proposals:

1.	To re-elect two Class III directors and one new Class III director, each to serve for a three-year term and until their respective successors are duly elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as auditors of The Stride Rite Corporation for the current fiscal year; and

3.	To consider and act upon any other matters which may properly be brought before the annual meeting or any adjournments or postponements thereof.

Only holders of record of our common stock at the close of business on February 15, 2005 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement of that meeting.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

CHARLES W. REDEPENNING, JR. Secretary

Lexington, Massachusetts

February 25, 2005

i

February 25, 2005

THE STRIDE RITE CORPORATION

191 Spring Street

P.O. Box 9191

Lexington, Massachusetts 02420-9191

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why I am receiving this proxy statement?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Stride Rite Corporation (“Stride Rite”) for use at its 2005 Annual Meeting of Shareholders to be held on Thursday, April 14, 2005, at the time and place set forth in the accompanying notice of the meeting, and at any adjournments or postponements thereof. The approximate date on which this proxy statement and form of proxy are first being sent to shareholders is on or about February 25, 2005.

What is the purpose of the annual meeting?

At the annual meeting of Stride Rite, shareholders will act upon the matters set forth in the accompanying notice of meeting, including the election of directors and the ratification of the selection of our independent auditors.

Who is entitled to vote?

If you are a shareholder as of the close of business on February 15, 2005, which is referred to as the “record date”, you are entitled to receive notice of the annual meeting and to vote the shares of our common stock that you held on the record date. Each outstanding share of our common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

All shareholders of record of Stride Rite’s shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each shareholder or proxy will be asked to present a form of valid picture identification, such as a driver’s license or passport.

What constitutes a quorum?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 36,327,338 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect votes withheld for director nominees, abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

Voting by Proxy Holders for Shares Registered Directly in the Name of the Shareholder. If you hold shares of our common stock in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you. If you are a registered shareholder and attend the annual meeting, you may deliver your completed proxy card in person.

Voting by Proxy Holders for Shares Registered in the Name of a Brokerage Firm or Bank. If your shares of our common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee which you must follow in order to have your shares voted. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds of record their shares of our common stock.

Will other matters be voted on at the annual meeting?

We are not now aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best discretion of the proxy holders.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	filing a written revocation with the Secretary of Stride Rite at the address set forth below;

•	filing a duly executed proxy bearing a later date; or

•	appearing in person and voting by ballot at the annual meeting.

Any shareholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

For your review, our 2004 annual report, including financial statements for the fiscal year ended December 3, 2004, is being mailed to shareholders concurrently with this proxy statement. The annual report, however, is not part of the proxy solicitation material. For your further review, a copy of our annual report filed with the Securities and Exchange Commission (the “SEC”) on Form 10-K, including the financial statements, may be obtained without charge by:

•	writing to the Secretary of Stride Rite at the following address: 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191;

•	accessing the EDGAR database at the SEC’s website at www.sec.gov;

•	going to Stride Rite’s website at www.strideritecorp.com; or

•	contacting the SEC by telephone at (800) SEC-0330.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Board of Directors currently consists of seven members who are divided into three classes with each class as nearly equal in number as possible. Three Class III directors have been nominated to serve on the Board of Directors until the 2008 annual meeting and until their respective successors are duly elected and qualified. If all three nominees are elected at the annual meeting, the size of our Board will increase to eight members.

Our Board of Directors has nominated Frank R. Mori and Bruce Van Saun to serve as Class III directors. Each of the nominees is currently serving as a director of Stride Rite. The Board of Directors has also nominated F. Lance Isham to serve as a Class III director. Our Board of Directors anticipates that each of the nominees will serve, if re-elected, as a director. However, if any person nominated by our Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as our Board of Directors may recommend. Our Board of Directors will consider a nominee for election to our Board of Directors recommended by a shareholder of record, if the shareholder submits the nomination in compliance with the requirements of our by-laws.

Vote Required

Each nominee must receive the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting in order to be elected to serve as a director. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, although they will be counted when determining whether there is a quorum. Abstentions and broker non-votes will not be counted as votes cast with respect to this proposal, and will have the effect of a vote against such proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS III NOMINEES, F. LANCE ISHAM, FRANK R. MORI AND BRUCE VAN SAUN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees and Other Directors

The following biographical descriptions set forth certain information with respect to the three Class III nominees for election at the annual meeting and each director who is not up for election, based on information furnished to Stride Rite by each director. The following information is correct as of February 15, 2005.

Incumbent Directors—Term Expiring 2005

Frank R. Mori. Mr. Mori has been a director since 1996. He has been President and co-Chief Executive Officer of Takihyo LLC, an investment holding company that has managed a private equity portfolio since 1986. Takihyo LLC was a principal shareholder of Donna Karan International, Inc. until the company was sold to LVMH in 2001, and from 1974 until 1999 was the principal shareholder of Anne Klein & Co. Prior to that, Mr. Mori served as President and Chief Executive Officer of Anne Klein & Co., a women’s apparel company, from 1975 to 1999. Mr. Mori is a member of the Board of Directors of Takihyo LLC. He is 64 years old.

Bruce Van Saun. Mr. Van Saun has been a director since 1999. Since May 1997, Mr. Van Saun has served as Senior Executive Vice President and Chief Financial Officer of The Bank of New York Company, Inc., a banking company. Prior to that, Mr. Van Saun was Chief Financial Officer of Deutsche Bank North America Group, a banking company, from October 1994 to May 1997, and Chief Operating Officer and Chief Financial Officer of Wasserstein Perella & Co., Inc., an investment banking firm, from 1990 to October 1994. He is 47 years old.

New Nominee—Term Expiring 2008

F. Lance Isham. Mr. Isham is a new nominee for director. From April 2000 until August 2004, Mr. Isham was Vice Chairman of Polo Ralph Lauren. Mr. Isham served as President of Polo Ralph Lauren from November 1998 to April 2000. He joined Polo in 1982, and held a variety of sales positions there, including Executive Vice President of Sales and Merchandising. He is 59 years old.

Incumbent Directors—Term Expiring 2006

David M. Chamberlain. Mr. Chamberlain serves as Chief Executive Officer of Stride Rite and has been Chairman of our Board of Directors since November 1999. Prior to joining Stride Rite, Mr. Chamberlain was Chairman of the Board of Genesco Inc., a footwear company, from 1994 to 1999, and President and Chief Executive Officer of Genesco Inc., from 1994 to 1996. Mr. Chamberlain is a member of the Board of Directors of Wild Oats Markets, Inc. He is 61 years old.

Shira D. Goodman. Ms. Goodman has been a director since June 2002. She has served as Executive Vice President, Marketing, of Staples, Inc., a leading office products distributor since June 2001. Ms. Goodman has held several executive positions since joining Staples in 1992, including Senior Vice President of Staples Business Delivery and Senior Vice President of Staples Direct. Prior to joining Staples, Ms. Goodman served as a manager of Bain and Company, a management consulting firm, from 1986 until 1992. She is 44 years old.

Myles J. Slosberg. Mr. Slosberg has been a director since 1961. He has been an attorney in private practice since July 1994. Mr. Slosberg served as interim Chairman of the Board and Chief Executive Officer of Stride Rite from July 1999 to November 1999. From March 1991 to July 1994, Mr. Slosberg was an Assistant Attorney General for the Commonwealth of Massachusetts. Mr. Slosberg was employed by Stride Rite from 1959 to 1986, during which period he served in a number of executive capacities. He is 68 years old.

Incumbent Directors—Term Expiring 2007

Christine M. Cournoyer. Ms. Cournoyer has been a director since 2000. She has been a consultant since July 2003. Ms. Cournoyer was the President and COO of Lightbridge, Inc., a software company from April 2002 until July 2003. From November 1999 to April 2002, Ms. Cournoyer was Vice President of Global e-business Transformation, Software Group of International Business Machines. Ms. Cournoyer was Senior Vice President, Customer Operations and Technology from 1998 to 1999 at IBM, Lotus. Ms. Cournoyer was Chief Information Officer and Vice President of Lotus, from 1996 until November 1999, and served as Director of Worldwide Applications of Lotus, from April 1994 until 1996. Ms. Cournoyer is a member of the Board of Directors of Gtech Corp. She is 53 years old.

James F. Orr III. Mr. Orr has been a director since 2003. He has been the Chairman of the Board of the Rockefeller Foundation, a philanthropic organization, since 2000. From May 2000 to December 2001, Mr. Orr served as President and Chief Executive Officer of United Asset Management Corporation, an investment management company. Mr. Orr was Chairman and Chief Executive Officer of UNUM Provident Corporation, an insurance provider, in 1999 and was Chairman and Chief Executive Officer of its predecessor, UNUM Corporation, from 1987 to 1999. Mr. Orr is also a director of Nashua Corporation and Mellon Financial Corp. He is 61 years old.

The Board of Directors and Its Committees

Board of Directors. Stride Rite is currently managed by a seven member Board of Directors, a majority of whom are independent of our management. If all three Class III nominees are elected at the 2005 annual meeting, the Board of Directors will consist of eight members. Our Board of Directors is divided into three classes, and the members of each class of directors serve for staggered three-year terms. The Board of Directors is composed of three Class I directors (Messrs. Chamberlain and Slosberg and Ms. Goodman), two Class II directors (Ms. Cournoyer and Mr. Orr) and two Class III directors (Messrs. Mori and Van Saun). The terms of the Class I and Class II directors will expire upon the election and qualification of directors at the annual meetings of shareholders held in 2006 and 2007, respectively. Upon election, the term of the Class III directors will expire upon the election and qualification of directors at the annual meeting of shareholders held in 2008. At each annual meeting of shareholders, directors will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring.

Our Board of Directors met five times during fiscal year 2004. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings of all committees of our Board of Directors on which the director served. Members of our Board of Directors are strongly encouraged to attend the annual meeting of shareholders of Stride Rite; however we do not have a formal policy with respect to such attendance. All of the members of our Board of Directors attended the 2004 annual meeting of shareholders.

Communicating with Directors. Shareholders and other parties interested in communicating directly with our Board of Directors as a group may do so by writing to the Chairman of the Board of Directors at The Stride Rite Corporation, 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191. Communications intended for the non-management directors should be directed to the Chairman of the Committee on the Board at the address above. Our corporate secretary reviews all such correspondence and maintains a log with a summary of each correspondence received. This log is regularly distributed to the Board of Directors and directors may at any time request copies of the actual correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the members of our Audit Committee and handled in accordance with established procedures.

Code of Ethics. We have adopted a code of ethics for our directors, officers (including our principal executive officer, principal financial officer and controller) and employees. The Code of Ethics is available on our website at http://www.strideritecorp.com on the financial information page under “Corporate Governance.” Stride Rite intends to satisfy its disclosure requirements regarding any amendment to, or waiver of, a provision of its Code of Ethics by disclosing such matters on its website. Shareholders may request a free copy of the Code of Ethics from the Company at the following address:

The Stride Rite Corporation

Attention: Investor Relations

191 Spring Street, P.O. Box 9191

Lexington, Massachusetts 02421

Audit Committee. Our Board of Directors has established an Audit Committee consisting of Mr. Van Saun (Chairman), Ms. Cournoyer and Ms. Goodman. The Audit Committee’s purposes include assisting the Board of Directors in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our auditor’s qualifications and independence and (4) the performance of our internal audit function as well as preparing an annual self-performance evaluation. In addition, the Audit Committee makes recommendations concerning the engagement of independent auditors, reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Our Board of Directors has adopted an Audit Committee Charter, which is available on our website (www.strideritecorp.com) on the financial information page under “Corporate Governance.” Each member of the Audit Committee is “independent” as that term is defined in the rules of the SEC and the applicable listing standards of the New York Stock Exchange. Our Board of Directors has determined that Mr. Van Saun is qualified as an audit committee financial expert within the meaning of the rules of the SEC and that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met nine times during fiscal year 2004. The Audit Committee Report for the 2004 fiscal year is included in this proxy statement, commencing on page 16.

Committee on the Board. Our Board of Directors has established a Committee on the Board currently consisting of Mr. Mori (Chairman), Ms. Cournoyer and Mr. Slosberg. Mr. Mori currently presides at the meetings of non-management directors. The Committee on the Board reviews the performance of directors, recommends to the Board of Directors the selection of directors to be nominated, and recommends action to the Board of Directors on matters related to director compensation. The Committee on the Board met two times during fiscal year 2004.

In accordance with its charter, the Committee on the Board also prepares and delivers to the Board an annual evaluation of the performance and effectiveness of the Board and its committees for the prior fiscal year. The charter of the Committee on the Board is available on our website (www.strideritecorp.com) on the financial information page under “Corporate Governance.” Each member of the Committee on the Board is “independent” within the meaning of the listing standards of the New York Stock Exchange and the rules of the SEC.

In addition, the Committee on the Board is also responsible for considering, selecting and nominating candidates for Board membership. The Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective candidate for the Board should notify our corporate secretary or any member of the Committee in writing and include whatever supporting material the shareholder considers appropriate no less than 60 days prior to the next annual meeting or such other time as provided in the bylaws of Stride Rite. Such recommendations must be signed by the shareholder of record, set forth the name of each nominee and as to the person making the recommendation must include (1) the name, age, business and residence address of such person, (2) the principal occupation of such person, (3) the class and number of shares held by such person, and (4) any other information relating to such person that would be required by the rules of the SEC, including the consent of the nominee to be named in the proxy statement and to serve as a director if elected at such meeting.

Once the Committee on the Board has identified a prospective candidate, the Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided with the recommendation of the prospective candidate and the Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board, and the likelihood that the prospective candidate can satisfy the evaluation factors described below. The Committee may consider all facts and circumstances that it deems appropriate or advisable, including among other things, the following evaluation factors:

•	the skills of the prospective candidate and his or her breadth of business experience;

•	whether the prospective candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience;

•	the prospective candidate’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective candidate’s service on other public company boards; and

•	the prospective candidate’s independence under the listing standards of the New York Stock Exchange and the rules of the SEC.

In connection with this evaluation, the Committee on the Board determines whether to interview the prospective candidate, and, if warranted, one or more members of the Committee, and others as appropriate, interview prospective candidates in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board of Directors as to the candidates who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee. The Committee on the Board intends to consider shareholder nominations for directors using the same criteria as potential nominees recommended by the members of the Committee on the Board or others.

Compensation Committee. Our Board of Directors has established a Compensation Committee consisting currently of Messrs. Orr (Chairman), Mori and Van Saun. The members of the Compensation Committee are non-employee directors of Stride Rite. The Compensation Committee reviews executives’ compensation, reviews and makes recommendations to the Board of Directors with regard to all incentive compensation plans and recommends action to the Board of Directors on matters related to compensation for officers and other key employees of Stride Rite and its subsidiaries. In addition, the Compensation Committee reviews and recommends to the Board of Directors the corporate goals and objectives relevant to the compensation of the Chief Executive

Officer, evaluates the performance of the Chief Executive Officer in light of these goals and objectives and determines the compensation of the Chief Executive Officer. Our Board of Directors has adopted a Compensation Committee Charter, which is available on our website (www.strideritecorp.com) on the financial information page under “Corporate Governance.” The Compensation Committee met four times during fiscal year 2004. The Compensation Committee Report for the 2004 fiscal year is included in this proxy statement, commencing on page 13.

Investment Committee. Our Board of Directors has established an Investment Committee consisting of Mr. Slosberg (Chairman), Ms. Goodman and Mr. Orr. The Investment Committee recommends the selection of independent investment managers for the investment of Stride Rite’s pension funds and reviews and monitors the performance of these pension funds. The Investment Committee also reviews Stride Rite’s short-term investment of its available funds. The Investment Committee met two times during fiscal year 2004.

Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Stride Rite or to discharge specific duties delegated to a committee by the full Board of Directors.

Information Regarding Executive Officers Who Are Not Directors

The following biographical descriptions set forth certain information with respect to our executive officers who are not directors, based on information furnished to Stride Rite by each executive officer. The following information is correct as of February 15, 2005.

Yusef Akyuz. Mr. Akyuz has served as Senior Vice President and Chief Information Officer of Stride Rite since November 2000. Before joining Stride Rite, he served as Vice President and Chief Information Officer at The Timberland Company, a footwear and apparel company, from June 1996 to November 2000. Mr. Akyuz is 54 years old.

Frank A. Caruso. Mr. Caruso has served as Chief Financial Officer of Stride Rite since May 2001. He previously served as Vice President – Finance and Operations from December 2000 until May 2001. Mr. Caruso was Vice President and Corporate Controller from January 1998 until December 2000. Mr. Caruso is 51 years old.

Peter J. Charles. Mr. Charles has served as Senior Vice President and General Manager of Stride Rite Sourcing International, Inc. since August 1999. He previously served as Senior Vice President, Sourcing, since he joined Stride Rite in December 1996. Mr. Charles is 40 years old.

Janet M. DePiero. Ms. DePiero has served as Senior Vice President of Human Resources of Stride Rite since April 2003. She previously served as Vice President of Human Resources of Stride Rite from March 1997 to April 2003, Director of Compensation and Benefits of Stride Rite from October 1995 to February 1997 and Manager of Compensation and Benefits of Stride Rite from December 1991 to September 1995. Ms. DePiero is 43 years old.

Gordon W. Johnson, Jr. Mr. Johnson has served as Treasurer of Stride Rite since February 2001. He previously served as Assistant Treasurer of Stride Rite from May 1988 to February 2001. Mr. Johnson is 50 years old.

Shawn Neville. Mr. Neville has served as President of The Keds Corporation since July 2004. Before joining Stride Rite, he served as Chief Executive Officer of the athletic division of Footstar from April 2002 to April 2004 and CEO of the Footaction division of Footstar from August 1999 to April 2002. Mr. Neville is 42 years old.

Charles W. Redepenning, Jr. Mr. Redepenning has served as General Counsel and Secretary of Stride Rite since March 1998 and President of Stride Rite International Corp. since December 1999. Mr. Redepenning is 48 years old.

Craig L. Reingold. Mr. Reingold has served as President of Sperry Top-Sider, Inc. since August 2001. Before joining Stride Rite, Mr. Reingold worked for Arroyo & Coates, a commercial real estate service company, from September 2000 to August 2001. Previous to that position, Mr. Reingold was Vice President of Sales for Ariat International, a footwear company, from July 1994 to September 2000. Mr. Reingold is 49 years old.

Pamela J. Salkovitz. Ms. Salkovitz has served as President of Stride Rite Children’s Group, Inc. since July 2002. Before joining Stride Rite, Ms. Salkovitz was President of Retail of Candies’ Inc. from June 2001 to May 2002, and Group President, Value Division of Nine West Group/Jones New York from 1996 to May 2001. Ms. Salkovitz is 46 years old.

Richard T. Thornton. Mr. Thornton has served as President and Chief Operating Officer of Stride Rite since July 2003. Before joining Stride Rite, Mr. Thornton was President of Tommy Hilfiger Footwear, Inc. from January 2001 to July 2003, Vice President – Operations of Stride Rite from August 1999 to December 2000, and Senior Vice President – Finance, Operations and Merchandising of Tommy Hilfiger Footwear, Inc. from September 1998 to August 1999. Mr. Thornton is 52 years old.

Richard Woodworth. Mr. Woodworth has served as President of Tommy Hilfiger Footwear, Inc. since July 2003. Before joining Stride Rite, Mr. Woodworth was Principal for his own consulting practice of Woodworth Group from 2000 to 2002 and President of League Enterprises for the National Hockey League from 1999 to 2000. Mr. Woodworth is 47 years old.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF AUDITORS

Introduction

Our Board of Directors, upon the recommendation of the Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as independent auditors of Stride Rite for the fiscal year ending December 2, 2005. PricewaterhouseCoopers LLP has served as our independent auditors since 1972 and is considered by management of Stride Rite to be well qualified. We have been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in Stride Rite or any of its subsidiaries in any capacity. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although Stride Rite is not required to submit the ratification and approval of the selection of its independent auditors to a vote of shareholders, our Board of Directors believes that it is sound policy to do so. In the event that the vote of the majority of shares present and entitled to vote on the proposal are against the selection of PricewaterhouseCoopers LLP, the directors will consider the vote and the reasons therefore in future decisions on the selection of independent auditors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Directors of Stride Rite who are also employees receive no additional compensation for their services as directors. Under Stride Rite’s 1998 Non-Employee Director Stock Ownership Plan (the “1998 Directors Plan”), each non-employee director receives an annual retainer of $40,000, payable either all in shares of our common stock or one-half in cash and one-half in shares of our common stock at the discretion of the director, in either case payable in increments of one-quarter of such amount at the beginning of each fiscal quarter. The actual number of shares of common stock is calculated based on the closing price of our common stock on the last day of the preceding fiscal quarter. Each non-employee director receives each year an option to purchase 5,000 shares of our common stock on the first business day following the annual meeting of shareholders. Each option has a term of ten years from the date of grant and becomes exercisable in three installments: 1,600 shares on the first anniversary of the grant and 1,700 shares on each of the second and third anniversaries of the grant. In addition, new non-employee directors receive option grants for up to 5,000 shares upon initial election to the Board of Directors with the amount of such grant based on the number of months remaining prior to the next annual meeting of shareholders. These options also have a term of ten years and vest proportionately on each of the first, second and third anniversaries of the grant. Each non-employee director may defer his or her annual retainer, with the cash portion, if any, deferrable in a cash deferred account and the stock option portion deferrable in phantom stock units of our common stock. Also, each non-employee director who is also a committee chairman receives additional annual compensation of $5,000 except the Audit Committee chairman who receives additional annual compensation of $10,000. Such additional compensation is payable under the same terms as the annual retainer. Each non-employee director may defer his or her annual retainer and additional compensation as a committee chairman with the cash portion, if any, deferrable in a cash deferred account and the stock option portion deferrable in phantom stock units of our common stock.

Executive Compensation

Summary Compensation Table. The following table sets forth the compensation earned during the three most recent fiscal years by the Chief Executive Officer and each of the other four most highly compensated executive officers of Stride Rite during fiscal year 2004 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)		Options (#)	All Other Compensation ($) (3)
David M. Chamberlain	2004	701,277	150,082	—		90,000	4,527
Chairman and Chief	2003	675,026	189,970	—		125,000	4,827
Executive Officer	2002	630,024	—	—		100,000	4,652

Richard T. Thornton	2004	425,016	75,863	—		50,000	5,691
President and Chief Operating	2003	354,180	202,475	—		125,000	6,908
Officer	2002	260,009	204,750	—		75,000	4,981

Pamela J. Salkovitz (4)	2004	361,263	239,332	36,111	(5)	36,500	5,672
President, Stride Rite	2003	350,013	166,615	—		15,000	691
Children’s Group, Inc. (6)	2002	134,171	—	6,028	(5)	75,000	288

Craig L. Reingold	2004	278,760	95,061	46,779	(7)	36,500	691
President, Sperry	2003	260,010	112,788	—		60,000	691
Top-Sider, Inc. (6)	2002	240,009	170,270	24,011	(5)	20,000	691

Charles W. Redepenning, Jr.	2004	270,385	111,802	—		30,000	5,661
General Counsel, Secretary	2003	262,510	92,390	—		50,000	6,691
and President, Stride Rite International Corp. (6)	2002	252,510	48,036	—		50,000	6,191

(1)	Amounts awarded under the Annual Incentive Compensation Plan for the respective fiscal years.
(2)	Amounts for executive perquisites and other personal benefits, securities or property are not shown where the aggregate dollar amount per executive is the lesser of either $50,000 or 10% of the total of annual salary and bonus of such executive.
(3)	Amounts awarded include (i) Stride Rite contributions to the executive’s Employee Savings and Investment Plan account of $3,375, $3,675 and $3,500 for Mr. Chamberlain for fiscal years 2004, 2003 and 2002, respectively; $5,000, $6,217 and $4,290 for Mr. Thornton for fiscal years 2004, 2003 and 2002, respectively; $4,970, $6,000 and $5,500 for Mr. Redepenning for fiscal years 2004, 2003 and 2002, respectively; and $4,981 for Ms. Salkovitz for fiscal year 2004; and (ii) amounts of insurance premiums paid by Stride Rite for term life insurance for the benefit of the executive of $1,152, $1,152 and $1,152 for Mr. Chamberlain for fiscal years 2004, 2003 and 2002, respectively; $691, $691 and $691 for Mr. Thornton for fiscal years 2004, 2003 and 2002, respectively; $691, $691 and $288 for Ms. Salkovitz for fiscal years 2004, 2003 and 2002, respectively; $691, $691 $691 for Mr. Reingold for fiscal years 2004, 2003 and 2002, respectively; and $691, $691 and $691 for Mr. Redepenning for fiscal years 2004, 2003 and 2002, respectively.
(4)	Ms. Salkovitz began her employment with Stride Rite on July 15, 2002.
(5)	Amounts reimbursed by Stride Rite for the payment of taxes on non-deductible relocation expenses.
(6)	Each of Stride Rite Children’s Group, Inc., Sperry Top-Sider, Inc. and Stride Rite International Corp. are subsidiaries of Stride Rite.
(7)	Amounts reimbursed by Stride Rite for the payment of taxes on non-deductible relocation expenses of $39,779 and for an automobile allowance of $7,000.

Option Grants. The following table sets forth the stock options granted to the Chief Executive Officer and each of the named executive officers pursuant to The Stride Rite Corporation 2001 Stock Option and Incentive Plan (the “2001 Plan”) during fiscal year 2004. All stock options were granted at an exercise price equal to the fair market value on the date of grant.

OPTION GRANTS FOR FISCAL YEAR 2004

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($) (2)
David M. Chamberlain (1)	90,000	11.5%	$11.10	12/15/13	$305,397
Richard T. Thornton (1)	50,000	6.4%	$11.10	12/15/13	$169,665
Pamela J. Salkovitz (1)	36,500	4.7%	$11.10	12/15/13	$123,855
Craig L. Reingold (1)	36,500	4.7%	$11.10	12/15/13	$123,855
Charles W. Redepenning, Jr. (1)	30,000	3.8%	$11.10	12/15/13	$101,799

(1)	Options were granted on December 15, 2003 and vest in equal installments on the first, second and third anniversaries of the date of grant.
(2)	Calculated using the Black-Scholes pricing model. The assumptions used in determining the valuation of these options using this methodology are as follows: average expected life of options of 4.5 years; risk-free interest rate of 3.12 percent for the options granted on 12/15/2003; a volatility factor of .39; and a dividend yield of 2.1 percent. The actual value, if any, that an executive officer may realize will depend on the continued employment of the executive officer holding the option through its vesting period, and the excess of the market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes pricing model, which is based on assumptions as to the variables of stock price volatility, future dividend yield, interest rates, and other factors.

Option Exercises and Year-End Holdings. The following table sets forth the aggregated number of options to purchase shares of common stock exercised by the Chief Executive Officer and each of the named executive officers during fiscal year 2004 and the number of shares of common stock covered by the stock options held by each of these officers as of December 3, 2004. The value of unexercised in-the-money options is based on the closing price of a share of common stock, as reported on the New York Stock Exchange – Composite, on December 3, 2004, of $11.11, minus the exercise price, multiplied by the number of shares underlying the options. An option is “in-the-money” if the fair market value of the shares of common stock underlying the option exceeds the option exercise price.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David M. Chamberlain	—	—	608,334	206,666	$2,564,586	$420,064
Richard T. Thornton	—	—	160,000	158,333	$628,765	$305,083
Pamela J. Salkovitz	—	—	55,000	71,500	$191,150	$119,415
Craig L. Reingold	—	—	73,334	83,166	$183,137	$157,229
Charles W. Redepenning, Jr.	—	—	125,001	79,999	$485,304	$183,796

(1)	Value of unexercised in-the-money stock options represents the difference between the exercise prices of the stock options and the closing price of Stride Rite’s common stock listed on the New York Stock Exchange on December 3, 2004, which was $11.11.

Employment Agreements

Stride Rite does not have any employment agreements with its named executive officers. The compensation and benefits for the executive officers of Stride Rite will be recommended to the Board of Directors by the Compensation Committee of the Board of Directors consistent with the policies applicable to all senior executives of Stride Rite, other than the compensation of the Chief Executive Officer, which is set by the Compensation Committee.

Change of Control Employment Agreements

Stride Rite has entered into change of control employment agreements with certain of the named executive officers in the summary compensation table and with certain other executive officers. The change of control employment agreements are for two-year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by Stride Rite. These agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the two-year period after a change of control of Stride Rite. If Stride Rite terminates the executive’s employment (other than for cause, death, disability or retirement) or if the executive terminates for good reason during such two-year period (or upon certain terminations within 18 months prior to a change of control in connection with or in anticipation of a change of control), Stride Rite must provide certain specified severance benefits. For purposes of the agreements, a change of control shall mean, subject to the conditions and exceptions specified in the change of control employment agreements, (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of Stride Rite where such acquisition causes such acquiror to own twenty percent

(20%) or more of the common stock or the combined voting power of the then outstanding voting securities of Stride Rite entitled to vote generally in the election of directors; (2) individuals who constitute the Board of Directors or who are elected to the Board of Directors after receiving the approval by a vote of at least a majority of the directors then comprising the Board of Directors cease to constitute at least a majority of the Board of Directors; (3) consummation of certain reorganizations, mergers or consolidations or sales or other dispositions of all or substantially all of the assets of Stride Rite or the acquisition of assets of another entity; or (4) approval by the shareholders of Stride Rite of a complete liquidation or dissolution of Stride Rite.

Severance benefits under the agreements with each of the named executive officers include either (1) two times the sum of the executive’s base salary, target bonus, and dividend equivalents under the 1975 Executive Incentive Stock Purchase Plan (the “1975 Plan”) and two years of continued benefit insurance plan coverage or (2) three times the sum of the executive’s base salary, target bonus, and dividend equivalents as defined under the 1975 Plan and three years of continued benefit insurance plan coverage. The value of additional retirement benefits that would have been earned by the executive had he or she remained in Stride Rite’s employ for an additional period of two, or if applicable, three years, would also be paid to the executive. In addition, certain executives, depending upon the amount of the severance benefits, may be entitled to receive an additional payment in an amount sufficient to make them whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code. The agreements also provide for the lapse upon a change of control of all restrictions on options granted under the 1975 Plan, the 1995 Plan, the 1998 Stock Option Plan (the “1998 Stock Option Plan”), and the 2001 Plan.

Retirement Income Plan

The Stride Rite Corporation Retirement Income Plan, as amended effective as of January 1, 2002 (the “Retirement Plan”), is a non-contributory defined benefit pension plan. For salaried, management, sales and non-production hourly employees, the Retirement Plan takes into account basic compensation received from Stride Rite and its participating subsidiaries, excluding overtime payments, commissions, bonuses and any other additional compensation; and for commissioned sales personnel whose compensation is derived wholly from commissions, the Retirement Plan takes into account 80% of the commissions received (the “Earnings”). The Retirement Plan provides for an annual pension at normal retirement age, 65 (with a minimum of five years of service), determined as follows: (1) for credited service (the “Credited Service”) prior to January 1, 1984, 1% of average annual Earnings (based on 1981, 1982 and 1983 Earnings) up to $9,000 and 1.75% of average annual Earnings in excess of $9,000 multiplied by the number of years of Credited Service prior to January 1, 1984; plus (2) for Credited Service after January 1, 1984 but prior to January 1, 1989, 1.25% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service; plus (3) for Credited Service after January 1, 1989, 1.35% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service. If the total number of years of Credited Service exceeds 34 years, an amount equal to 1.80% of annual Earnings for each additional year of service will be added to the retirement benefit.

The following table shows, as to each of the named executive officers, (1) the number of years of Credited Service as of February 15, 2005 and (2) estimated annual benefits payable upon retirement at age 65. The amounts presented are on a straight-life annuity basis, but alternative methods of payment are available at the option of the participant. In no event shall benefits payable under the Retirement Plan exceed the maximum allowed under the Employee Retirement Income Security Act of 1974, as amended. The benefit payment under the Retirement Plan is not subject to any deductions for Social Security benefits or other offset amounts.

Name	Number of Years of Credited Service as of February 15, 2005	Estimated Annual Benefits Payable Upon Retirement At Age 65 (1)
David M. Chamberlain	5	33,464
Richard T. Thornton	6	74,426
Pamela J. Salkovitz	2	83,466
Craig L. Reingold	17	100,022
Charles W. Redepenning, Jr.	6	88,079

(1)	Assumes continued service until age 65 at current salary levels.

Stock Performance Graph

The following graph provides a comparison of cumulative total shareholder return on our common stock, based on the market price of the common stock and assuming reinvestment of dividends, with the cumulative total return of companies in the Standard & Poor’s Small Cap 600 Index, and the Standard & Poor’s Footwear—Small Cap Index (the current performance indicator of peer group companies), for a period of five fiscal years commencing November 27, 1998 and ending December 3, 2004. The Standard & Poor’s Footwear—Small Cap Index consists of Brown Shoe Company, Inc., K-Swiss Inc.—Class A, Wolverine World Wide, Inc. and Stride Rite.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is currently comprised of three non-employee directors: James F. Orr III, Committee Chairman, and Frank R. Mori and Bruce Van Saun. The Compensation Committee reviews and oversees Stride Rite’s various incentive plans, evaluates performance and reviews compensation levels and other related matters for Stride Rite’s senior executives. When evaluating the performance of Stride Rite’s senior executives, the Compensation Committee reviews with the full Board of Directors in detail all aspects of compensation for the senior executives, including the five individuals named in the summary compensation table. The Compensation Committee met four times in fiscal year 2004.

Compensation Philosophy. The Compensation Committee’s strategy is to align Stride Rite’s executive compensation program with corporate performance and shareholder returns. The Compensation Committee considers the following objectives when evaluating Stride Rite’s executive compensation programs:

•	Offering competitive base salaries to attract and retain well-qualified, experienced executives;

•	Linking cash-based incentive compensation to corporate performance goals and individual performance; and

•	Linking senior executive long-term compensation to consistent appreciation in the price of Stride Rite’s common stock through stock option grants.

In achieving these objectives, the Compensation Committee analyzes Stride Rite’s overall performance, divisional and individual performance, competitive executive compensation packages and stock performance. The Compensation Committee periodically retains the services of consulting firms specializing in executive compensation to review the competitiveness of Stride Rite’s executive compensation programs with respect to other public corporations with whom Stride Rite competes for executive talent. Stride Rite’s competitors for executive talent are not necessarily the same companies that would be included in a peer group established to compare shareholder returns because Stride Rite may require executives to have skills and perspectives from a broader range of backgrounds.

The three major components of Stride Rite’s executive compensation for fiscal year 2004 were: base salary, annual incentive compensation and stock options, each of which is described in more detail below. The Compensation Committee also evaluates the total compensation package of each executive officer, including pension benefits, insurance, severance plans and other benefits.

Base Salary. The Compensation Committee establishes base salaries for executive officers by evaluating the responsibilities of the position, the level of experience and performance of the executive officer, and competitive market data on comparable executive officer positions.

The Compensation Committee reviews the base salaries of Stride Rite’s senior executives annually. Salary increases are based on the overall performance of Stride Rite and of each executive officer individually, and on the financial results of the executive’s particular business unit. The Compensation Committee also evaluates market data in determining base salary levels for each executive, and targets base salary levels at approximately the median level among footwear competitors of like size. The final determination is subjectively made based on these criteria.

Annual Incentive Compensation. Pursuant to the annual incentive compensation plans in effect for fiscal year 2004, the Compensation Committee established individual participation and target bonuses based on the performance of particular business units and the nature and scope of responsibilities of each participant. Bonuses were earned based on comparing actual fiscal year 2004 performance against established business and financial goals. The performance goals were approved by the full Board of Directors in November 2003, and included a threshold consolidated pre-tax income goal, a consolidated pre-tax income goal and divisional pre-tax sales and return on investment goals. For fiscal year 2004, Stride Rite met the minimum threshold for payments under the incentive plans. Stride Rite also achieved certain of its consolidated corporate goals and bonus payouts were made to plan participants who had performance goals tied to such consolidated results. The Stride Rite Children’s Group, Sperry Top-Sider and Stride Rite International divisions all met or exceeded their divisional goals and bonus payments were made to plan participants who had performance goals tied to those groups.

Stock Options. Under the 2001 Plan, the Compensation Committee is authorized to grant options to purchase common stock with an exercise price equal to the market price of the common stock on the date of the grant. The Compensation Committee has established guidelines for the number of options to be granted at various executive levels, based on competitive practices, performance, the duties and scope of responsibilities of each executive’s position, and the amount and terms of options already held by each executive.

Compensation of the Chief Executive Officer. Mr. Chamberlain was elected Chairman and Chief Executive Officer of Stride Rite by the Board of Directors on November 4, 1999, effective as of November 15, 1999. In evaluating his compensation package, the Compensation Committee used market data on compensation levels, including all forms of incentive compensation, from industry competitors of like size. Mr. Chamberlain’s annual base salary for fiscal year 2004 was set at $710,000. Mr. Chamberlain is eligible to receive incentive compensation under the Senior Executive Annual Incentive Plan, targeted at 60% of his base salary. Payment to Mr. Chamberlain of additional compensation under this plan is based on the attainment of certain financial goals established by the Board of Directors in April 2004. Because Stride Rite achieved certain of these financial goals, Mr. Chamberlain received a bonus in the amount of $150,082 for fiscal year 2004.

The Compensation Committee awarded Mr. Chamberlain non-qualified stock options to purchase shares of common stock as follows:

Grant Date	Number of Shares	Price per Share
November 3, 1999	500,000	$6.875
December 14, 2001	100,000	$ 6.36
December 18, 2002	125,000	$ 7.98
December 15, 2003	90,000	$11.10

Such options vest as to one-third on each of the first, second and third anniversaries of the date of the grant, with the exception of the November 3, 1999 grant, of which 100,000 shares vested on November 15, 1999 and the balance vested one third on each of the first, second and third anniversary of November 15, 1999. The price per share of each grant was the closing price of Stride Rite’s common stock on the New York Stock Exchange on the date of the grant.

Internal Revenue Code Section 162(m). Pursuant to Section 162(m) of the Code, publicly traded corporations are not permitted to deduct most annual compensation exceeding $1,000,000 paid to certain top executives, unless the compensation qualifies as “performance based compensation” or is otherwise exempt under Section 162(m). All compensation paid to the named executives of Stride Rite in fiscal year 2004 was deductible for federal income tax purposes.

Conclusion. As outlined in the compensation plans described above, a substantial portion of Stride Rite’s executive compensation is directly linked to individual and corporate performance and stock price appreciation, in accordance with Stride Rite’s stated compensation philosophy. As Stride Rite moves forward to create shareholder value, the Compensation Committee will continue to monitor and evaluate its strategy for executive compensation.

COMPENSATION COMMITTEE

James F. Orr III (Chairman)
Frank R. Mori
Bruce Van Saun

Compensation Committee Interlocks and Insider Participation

During the beginning of fiscal year 2004, from November 29, 2003 to April 15, 2004, Frank R. Mori, Donald R. Gant and Myles J. Slosberg served on the Compensation Committee of the Board of Directors of Stride Rite. On April 15, 2004, James F. Orr III, Frank R. Mori and Bruce Van Saun were appointed and served on the Compensation Committee of the Board of Directors of Stride Rite for the remainder of fiscal 2004. Myles J. Slosberg served as Interim Chief Executive Officer of Stride Rite from July 1999 to November 1999. No other member of the Compensation Committee has served as an officer or employee of Stride Rite nor has any other business relationship or affiliation with Stride Rite, except for service as a director. None of such persons had any relationships with Stride Rite requiring disclosure under applicable rules and regulations.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Stride Rite’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In addition, Stride Rite’s independent auditors and not the Audit Committee are responsible for auditing those financial statements and expressing their opinion on whether the financial statements conform to generally accepted accounting principles. The Audit Committee members are not professionally engaged in accounting or auditing and are not experts in these fields. The Audit Committee therefore relies without independent verification on the representations of management and the expert opinions and advice of Stride Rite’s independent accountants.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 3, 2004 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed with PricewaterhouseCoopers LLP, Stride Rite’s independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Stride Rite’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as may be modified or supplemented. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and Stride Rite including the matters in the written disclosures received by the Audit Committee as required by the Independence Standards Board in Standard No. 1 (Independence Discussion with Audit Committee), as may be modified or supplemented.

The Audit Committee discussed with Stride Rite’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Stride Rite’s internal controls, and the overall quality of Stride Rite’s financial reporting. The Audit Committee held nine meetings during fiscal year 2004.

During fiscal years 2003 and 2004, the Audit Committee pre-approved all audit and non-audit services provided by our independent auditors. The following table presents fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of Stride Rite’s annual financial statements for the fiscal year ended December 3, 2004 and November 28, 2003, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

Fees	Fiscal Year Ended December 3, 2004	Fiscal Year Ended November 28, 2003
Audit Fees(1)	$1,378,840	$394,900
Audit-Related Fees(2)	48,570	88,200
Tax Fees(3)	143,987	5,000
All Other Fees	—	—

Total	$1,571,397	$488,100

(1)	The audit fees for the years ended December 3, 2004 and November 28, 2003 were for professional services rendered for the audits of the consolidated financial statements of the Company and a statutory audit. The audit fees for the year ended December 3, 2004 also includes fees for services rendered in connection with Sarbanes-Oxley 404 internal controls audit work.

(2)	The Audit Related fee as of the year ended December 3, 2004 was for assurance and related services including employee benefit plan and China office audits. The Audit Related fee as of the year ended

November 28, 2003 was for assurance and related services including employee benefit plan audits and attestation services not required by statute or regulation and a fee for advisory services related to Section 404 of the Sarbanes-Oxley Act.

(3)	Tax services for the year ended December 3, 2004 and November 28, 2003 include services for technical advice.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining PricewaterhouseCoopers’ independence. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees up to a maximum for any one non-audit service of US$15,000, provided that the Chairman shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

The directors who serve on the Audit Committee are all “independent” for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of the directors who serve on the Audit Committee has a relationship to Stride Rite that may interfere with his or her independence from Stride Rite or its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 3, 2004 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended the selection of PricewaterhouseCoopers as Stride Rite’s independent auditors.

AUDIT COMMITTEE

Bruce Van Saun (Chairman)
Christine M. Cournoyer
Shira D. Goodman

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

Beneficial Ownership Table

The following table shows the amount of common stock of Stride Rite beneficially owned as of February 15, 2005 (unless otherwise indicated) by:

•	each director and nominee;

•	the Chairman of the Board and Chief Executive Officer, and the four most highly compensated executive officers of Stride Rite during fiscal year 2004 (the “named executive officers”);

•	all directors and executive officers of Stride Rite as a group; and

•	each person known by Stride Rite to hold more than 5% of our outstanding common stock.

On February 15, 2005, there were 36,327,338 shares of our common stock outstanding. The number of shares of common stock “beneficially owned” by each shareholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (1) any shares as to which the individual or entity has sole or shared voting power or investment power and (2) any shares of common stock which could be purchased by the exercise of options at or within 60 days of February 15, 2005.

Name and Business Address of Beneficial Owner*	Shares of Common Stock Beneficially Owned (1)		Percent of Class
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10029	4,064,400	(2)	11.2%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,089,000	(3)	8.5%
David M. Chamberlain	723,334	(4)	2.0%
Christine M. Cournoyer	39,239	(5),(6)	*	*
Shira D. Goodman	13,903	(7)	*	*
F. Lance Isham	0		*	*
Frank R. Mori	66,266	(8),(9),(10)	*	*
James F. Orr III	19,828	(11)	*	*
Myles J. Slosberg	837,566	(8),(12)	2.3%
Bruce Van Saun	35,331	(13),(14)	*	*
Charles W. Redepenning, Jr.	184,457	(15)	*	*
Craig L. Reingold	112,644	(16)	*	*
Pamela J. Salkovitz	37,484	(17)	*	*
Richard T. Thornton	230,157	(18)	*	*
The directors and executive officers listed above and other executive officers as a group (19 persons)	3,046,938	(19)	8.4%

*	Unless otherwise indicated, the address is c/o The Stride Rite Corporation, 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191.
**	Less than 1%.
(1)	With respect to nominees, directors and executive officers, based on information furnished by the nominee, director or executive officers listed. Unless otherwise indicated, the persons listed above have sole voting and dispositive power with respect to shares beneficially owned.

(2)	According to a Schedule 13G filed with the SEC on February 3, 2005 by Royce & Associates, LLC, such entity beneficially owned 4,064,400 shares of Stride Rite’s common stock as of December 31, 2004, of which such entity had sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
(3)	According to a Schedule 13G filed with the SEC on February 9, 2005 by Dimensional Fund Advisors, Inc., such entity beneficially owned 3,089,000 shares of Stride Rite’s common stock as of December 31, 2004, of which such entity had sole power to vote or direct the vote and to dispose or direct the disposition of all such shares. Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(4)	Includes currently exercisable options to purchase 500,000 shares granted to Mr. Chamberlain under the 1998 Stock Option Plan and currently exercisable options to purchase 213,334 shares granted to Mr. Chamberlain under the 2001 Plan.
(5)	Includes 21,839 phantom stock units credited to Ms. Cournoyer’s account pursuant to the Deferred Compensation Plan for Directors.
(6)	Includes currently exercisable options to purchase 17,400 shares granted to Ms. Cournoyer pursuant to the 1998 Directors’ Plan.
(7)	Includes currently exercisable options to purchase 8,200 shares granted to Ms. Goodman pursuant to the 1998 Directors’ Plan.
(8)	Includes currently exercisable options to purchase 29,900 shares granted to Messrs. Mori and Slosberg pursuant to the 1998 Directors’ Plan.
(9)	Includes currently exercisable options to purchase 5,000 shares granted to Mr. Mori pursuant to the Company’s 1994 Directors’ Plan.
(10)	Includes 4,211 phantom stock units credited to Mr. Mori’s account pursuant to the Deferred Compensation Plan for Directors.
(11)	Includes 6,628 phantom stock units credited to Mr. Orr’s account pursuant to the Deferred Compensation Plan for Directors.
(12)	Includes 22,560 phantom stock units credited to Mr. Slosberg’s account pursuant to the Deferred Compensation Plan for Directors. Also includes 89,400 shares of common stock held in an irrevocable trust created on December 2, 1942 of which Mr. Slosberg’s father was the settlor and Mr. Slosberg is one of two trustees, for the benefit of Mr. Slosberg’s mother and for Mr. Slosberg and his siblings, and 625,976 shares of common stock held in by the Mildred H. Slosberg Revocable Trust dated April 14, 1986, as amended in September, 2004. Mr. Slosberg is one of the trustees, for the benefit of Mr. Slosberg’s mother and for Mr. Slosberg and his siblings.
(13)	Includes 18,731 phantom stock units credited to Mr. Van Saun’s account pursuant to the Deferred Compensation Plan for Directors.
(14)	Includes currently exercisable options to purchase 16,600 shares granted to Mr. Van Saun pursuant to the 1998 Directors’ Plan.
(15)	Includes currently exercisable options to purchase 75,000 shares granted to Mr. Redepenning pursuant to the 1998 Stock Option Plan and currently exercisable options to purchase 93,334 shares granted to Mr. Redepenning pursuant to the 2001 Plan.
(16)	Includes currently exercisable options to purchase 112,167 shares granted to Mr. Reingold pursuant to the 2001 Plan.
(17)	Includes currently exercisable options to purchase 25,000 shares granted to Ms. Salkovitz pursuant to the 2001 Plan.

(18)	Includes currently exercisable options to purchase 68,333 shares granted to Mr. Thornton pursuant to the 1998 Stock Option Plan and currently exercisable options to purchase 158,334 shares granted to Mr. Thornton pursuant to the 2001 Plan.
(19)	Includes 50,969 shares and currently exercisable options to purchase 31,000 shares under the 1995 Plan, currently exercisable options to purchase 236,500 shares granted under the 1998 Stock Option Plan, and currently exercisable options to purchase 428,260 shares granted under the 2001 Plan beneficially owned by executive officers not separately listed above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Stride Rite’s executive officers and directors and persons beneficially owning more than 10% of the outstanding common stock of Stride Rite to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10% of the outstanding common stock are required by SEC regulation to furnish Stride Rite with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished as provided above, and written representations that no other forms were required during the fiscal year 2004, we believe that all Section 16(a) filing requirements applicable to Stride Rite’s executive officers, directors and beneficial owners of greater than 10% of the outstanding common stock were complied with in fiscal year 2004, as disclosed below. Messrs. Mori, Orr, Slosberg and Van Saun and Ms. Cournoyer were inadvertently late in filing three Form 4s for the reporting of three transactions with regard to the acquisition of phantom stock pursuant to Stride Rite’s Deferred Compensation Plan for directors. In addition, we believe Mr. Slosberg was inadvertently late in filing one Form 4 reporting one transaction with regard to the indirect beneficial ownership of shares placed in the Mildred H. Slosberg Revocable Trust dated 4/14/86 on September 23, 2004, which was subsequently filed on Form 5. Also, Mr. Reingold was inadvertently late in filing three Form 4s reporting three transactions with regard to the sale of Stride Rite common stock.

OTHER MATTERS

Expenses of Solicitation

The solicitation of proxies will be principally by mail, and may be followed by telephone and personal contacts by officers, directors or regular employees of Stride Rite, or by employees of D.F. King & Company, Inc., proxy solicitors for Stride Rite. The cost of soliciting proxies will be borne by Stride Rite. We have retained the services of D.F. King & Company, Inc. regarding the proxy solicitation. Our agreement with D.F. King & Company, Inc. is on customary terms. The costs of proxy solicitation are not anticipated to exceed $20,000, unless circumstances require otherwise. Brokers and others holding shares of common stock in their names or in the names of their nominees will be expected to forward copies of Stride Rite’s proxy soliciting material to beneficial owners of such shares and to seek authority for execution of proxies, and will be reimbursed by Stride Rite for their reasonable expenses.

Shareholder Proposals for Annual Meetings

Any shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Stride Rite’s proxy statement and form of proxy for the 2006 annual meeting of shareholders must be received by Stride Rite on or before October 28, 2005 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Office of the Secretary, The Stride Rite Corporation, 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191.

Shareholder proposals to be presented at the 2006 annual meeting of shareholders, other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of Stride Rite not less than sixty (60) days prior to the 2006 annual meeting of shareholders; provided, however, if less than seventy (70) days notice or prior public disclosure of the date of the 2006 annual meeting of shareholders is given or made to shareholders, shareholder proposals must be so received not later than the tenth (10th) day following the day on which such notice of the date of the 2006 annual meeting of shareholders or such public disclosure is made. Proposals must also comply with the other requirements contained in Stride Rite’s by-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

February 25, 2005

ZSTR9B	DETACH HERE

PROXY

THE STRIDE RITE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David M. Chamberlain and Charles W. Redepenning, Jr., and each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the shares of Common Stock, par value $.25 per share, of The Stride Rite Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at its executive offices, 191 Spring Street, Lexington, Massachusetts, on Thursday, April 14, 2005, at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement and upon such other matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of and Proxy Statement for the aforesaid meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

-------------------	------------------- | SEE REVERSE |

(PLEASE SIGN AND DATE ON REVERSE SIDE | SEE REVERSE | | SIDE |AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE) | SIDE | -------------------                                 -------------------

THE STRIDE RITE CORPORATION

c/o EquiServe

P.O. Box 9398

Boston, MA 02205-9398

ZSTR9A	DETACH HERE

☒	Please mark

votes as in

this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

							FOR	AGAINST	ABSTAIN
1.	Election of Directors.			2.	Proposal to ratify selection of PricewaterhouseCoopers LLP as Auditors of the Company.		☐	☐	☐
	NOMINEES:	(01) F. Lance Isham
(02) Frank R. Mori
(03) Bruce Van Saun

		FOR	WITHHELD				☐	☐	☐
		☐	☐

☐

For all nominees except as noted above

					MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.

Signature: _______________					Date: ___________	Signature: _______________	Date: ___________